Exhibit 3.41

CERTIFICATE OF INCORPORATION (PROFIT)

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

1.         The name of this corporation is:

NSC Edmond, Inc.
(Please refer to procedure sheet for statutory words required to be included in the corporate name.)

2.         The address of the registered office in the State of Oklahoma and the name of the registered agent at such address are:

THE CORPORATION COMPANY, 735 First National Building,		Oklahoma City,	Oklahoma	73102
NAME	NUMBER & STREET ADDRESS (P.O. BOXES ARE NOT ACCEPTABLE.)	CITY	COUNTY	ZIP CODE

3. The duration of the corporation is:	perpetual
(Perpetual unless otherwise stated)

4.         The purpose or purposes for which the corporation is formed are:

The purpose of the corporation is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Oklahoma General Corporation Act, including the operation of a surgical center, except that the corporation will not engage in the practice of medicine.

5.         The aggregate number of shares which the corporation shall have authority to issue, the designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

NUMBER OF SHARES	SERIES	PAR VALUE PER SHARE (Or, if without par value, so state)

Common 1,000	N/A	no par value

Preferred N/A	N/A	N/A

TOTAL NO. SHARES: 1,000	TOTAL AUTHORIZED CAPITAL: 100

(OKLA. - 209 - 11/1/86)

6.         If the powers of the incorporator(s)* are to terminate upon the filing of the certificate of incorporation, the names and mailing addresses of the persons who are to serve as directors:

NAME	MAILING ADDRESS	CITY	STATE	ZIP CODE
N/A	N/A

7.                         The name and mailing address of the incorporator(s):

NAME	MAILING ADDRESS	CITY	STATE	ZIP CODE
Steven E. Ducommun	70 West Madison Street, Suite 3300	Chicago	IL	60602

THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Oklahoma, do make, file and record this Certificate, and do certify that the facts herein stated are true, and have accordingly hereunto set my hand this 18th day of August, 1997.

/s/ Steven E. Ducommun
Signature Steven E. Ducommun

Signature N/A

(SOS FORM 0002-11/86)